Exhibit 99.1

Accendra Health Receives Continued Listing Standard Notice from NYSE Regarding Market Capitalization and Stockholders’ Equity;

Intends to Submit Business Plan and Return to Compliance with NYSE Listing Standard

RICHMOND, VA – October 30, 2026 –  Accendra Health, Inc. (NYSE: ACH) (the Company) today announced that on October 27, 2026, it received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) notifying the Company that it is not in compliance with Section 802.01B of the NYSE’s continued listing standards that the Company have an average market capitalization of not less than $50.0 million over a consecutive 30 trading-day period and stockholders’ equity of not less than $50.0 million. The Notice does not result in the immediate delisting of the Company’s Class A Common Stock (the “Common Stock”) from the NYSE.

The Company intends to respond to the NYSE within ten business days of receipt of the Notice affirming its intent to submit a business plan. Pursuant to Section 802.01B, the Company has a period of 45 calendar days following receipt of the Notice to submit a business plan that demonstrates how the Company intends to regain compliance with Section 802.01B within 18 months of receipt of the Notice. The NYSE will review the business plan and, if accepted, the Company will be subject to quarterly monitoring by the NYSE of the progress of the business plan.

The Company’s Common Stock will continue to be listed and trade on the NYSE during this period, subject to its compliance with other NYSE continued listing standards. The receipt of the Notice does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain “forward looking” statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the Company’s ability to maintain the listing of its Common Stock on the NYSE, its intentions regarding regaining compliance with the NYSE’s continued listing standards, including the submission and acceptance of a business plan, its ability to create shareholder value, and stock price expectations, as well as the Company’s anticipated future prospects and performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, including the section captioned “Item 1A. Risk Factors,” as applicable, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.accendrahealth.com. Given these risks and uncertainties, the Company can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Accendra Health

Accendra Health, Inc. (NYSE: ACH) is a leading nationwide provider of products, technology, and services that support health beyond the hospital for millions of people each year. We connect patients, providers, and insurers, delivering innovative solutions that help promote better health outcomes and improve quality of life for people living with chronic, complex health conditions. Backed by the industry-leading expertise of our Apria and Byram brands, Accendra Health is reimagining the future of home-based care. To learn more about our broad portfolio of essentials for diabetes, sleep health, wound care, respiratory care, urology, and ostomy, visit www.accendrahealth.com.

CONTACTS

Investors

Will Parrish

Vice President, Strategy, Corporate Development, & Investor Relations

Investor.Relations@accendra.com

Media

Darla Turner

media@accendra.com

ACH-CORP

ACH-IR

SOURCE: Accendra Health, Inc.